UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2025

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Elanco Circle Indianapolis, Indiana (Address of principal executive offices)	46221 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

2500 Innovation Way, Greenfield, Indiana 46140

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 31, 2025, Elanco Animal Health Incorporated (the “Company”) entered into Amendment No. 3 to Credit Agreement (“Amendment No. 3”), by and among the Company, as borrower, Elanco US Inc., as co-borrower, Elanco Financing (Netherlands) B.V., as Dutch borrower, the subsidiary loan parties party thereto, the lenders and the issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent and U.S. and Canadian collateral agent, and Wilmington Trust, National Association, as non-U.S. and non-Canadian collateral agent and security trustee relating to its senior secured first lien credit facility.

Amendment No. 3 amended the Credit Agreement, dated as of August 1, 2020 (the “Credit Agreement”) to, among other things, refinance a portion of the outstanding term loans under the Existing Credit Agreement by (i) obtaining new U.S. dollar-denominated term loans in an aggregate principal amount equal to $1,100,000,000 with a maturity date of October 31, 2032 (the “2025 TLB Loans”), (ii) providing a new tranche of euro-denominated senior secured term loans in an aggregate principal amount of €400,000,000 with a maturity date of April 30, 2029 (the “2025 Euro TLA Loans”), (iii) providing a new tranche of farm credit term loans in an aggregate principal amount of $540,000,000 with a maturity date of October 31, 2032 (the “2025 Farm Credit Loans” and, together with the 2025 TLB Loans and the 2025 Euro TLA Loans, the “2025 Refinancing Facilities”) and (iv) making certain other changes to the covenants and terms of the Credit Agreement.

Proceeds of the 2025 Refinancing Facilities, plus cash on hand were used (a) to refinance all outstanding borrowings under the Company’s term loan B credit facility due 2027 and (b) to pay related fees and expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3 filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3, dated as of October 31, 2025, to the Credit Agreement, dated as of August 1, 2020, by and among Elanco Animal Health Incorporated, as borrower, Elanco US Inc., as co-borrower, Elanco Financing (Netherlands) B.V., as Dutch borrower, the subsidiary loan parties party thereto, the lenders and issuing banks party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and U.S. and Canadian collateral agent and Wilmington Trust, National Association, as non-U.S. and non-Canadian collateral agent and security trustee.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: November 3, 2025	By:	/s/ Shiv O’Neill
Name: Shiv O’Neill
Title: Executive Vice President, General Counsel and Corporate Secretary